Exhibit 4.2

THE CRONOS GROUP
2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK
AWARD AGREEMENT

          Unless otherwise defined herein, the terms defined in The Cronos Group 2005 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (“Award”).

     I. NOTICE OF GRANT

          Name and Address of Participant

          You have been granted restricted stock, par value $2.00 per share, of The Cronos Group (the “Company”) subject to the terms and conditions of the Plan and this Award, as follows:

          Date of Grant:

          Total Number of Shares of Restricted Stock Granted: 1,500

          (“Restricted Stock”)

          Vesting Schedule/Lapse of Restrictions.

          (a) Conditional on the Participant’s continued service on the Board of Directors (“Board”) of the Company, this award shall vest in full on the business day preceding the next annual meeting of shareholders of the Company at which the term of the Participant as a director of the Company is to expire (notwithstanding whether such Participant is nominated for re-election or elected at such annual meeting), unless vesting is accelerated as set forth in subsection (b) below.

          (b) Notwithstanding the provisions of subsection (a) above, the Restricted Stock granted by this Award shall fully vest upon the termination of Participant’s service on the Board by reason of death, Disability or by the Company for reasons other than Cause. If a Participant’s service on the Board terminates for any reason other than as aforesaid, then any unvested portion of the Restricted Stock granted by this Award shall be forfeited to the Company, and the Participant shall have no further right or interest therein.

          (c) The Compensation Committee of the Company (the “Committee”), in its sole discretion, may accelerate or waive the restrictions on the Restricted Stock granted by this Award, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

II. AGREEMENT

          1. Stock Certificates.

          (a) The stock certificates evidencing the Restricted Stock awarded hereunder shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of this award have been satisfied. As a condition to the issuance of the Restricted Stock granted by this Award, the Participant shall deliver to the Company a Stock Power in the form annexed hereto as Exhibit A duly endorsed in blank.

          (b) Unless otherwise determined by the Committee, any certificate issued in respect of the Restricted Stock shall bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer, contained in The Cronos Group’s 2005 Equity Incentive Plan and an agreement entered into between the registered owner and The Cronos Group. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null, void and without effect.”

          2. Dividends and Voting Rights. Cash dividends on the Restricted Stock shall only be paid on Restricted Stock that has vested, and the Participant shall not have the right to vote with respect to the Restricted Stock until such shares have vested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          3. Non-Transferability of Restricted Stock. Subject to the Committee’s discretion under the Plan to waive such restrictions, the Restricted Stock shall not be sold, transferred, pledged, assigned or otherwise encumbered until vested. The terms of the Plan and this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

          4. Tax Consequences.

          (a) Participant hereby acknowledges that Participant has: (i) received and read the Company’s Prospectus, dated July 15, 2005, “The Cronos Group, 2005 Equity Incentive Plan,” including the summary of the tax consequences of the award of the Restricted Stock, and (ii) been advised to consult his or her tax adviser with respect to this award of Restricted Stock.

          (b) The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the

Restricted Stock, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash or Stock, including unrestricted Stock owned by the Participant or Restricted Stock that is granted by this Award; provided that any election by a Participant to settle such tax withholding obligation with Stock owned by the Participant shall be subject to prior approval by the Committee, in its sole discretion.

          (c) The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code and shall provide the Company with a copy of such election. The Participant shall be solely responsible for properly and timely completing and filing such election.

          5. Entire Agreement.

          (a) The Plan is incorporated herein by reference. The Plan and this Award constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

          (b) By Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award. Participant has reviewed the Plan and this Award in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any question relating to the Plan and this Award. Participant further agrees to notify the Company upon any change in the residence address indicated above.

          6. Right to Employment or Service on Board. Neither the Plan nor this Award shall confer on any Participant any right to be retained, in any position, as a director, employee, or consultant of the Company.

          7. Severability. The provisions of this Award are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          8. Award Subject to Plan. This Award is subject to the Plan, as approved by the shareholders of the Company. The terms and the provisions of the Plan as it may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

          9. Amendment. This Award may be amended or modified at any time by an instrument in writing signed by the parties hereto.

          10. Governing Law. This Award shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions thereof.

          11. Adjustments. If the number of shares of outstanding Stock of the Company is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company, the number of shares of Restricted Stock subject to this Award shall be adjusted to correspond to such change.

          IN WITNESS WHEREOF, the Company and Participant have executed this Award as of the Date of Grant specified above.

THE CRONOS GROUP

By

Dennis J. Tietz
Chief Executive Officer

PARTICIPANT

Name:

CONSENT OF SPOUSE

          The undersigned spouse of Participant has read and hereby approves the terms and conditions of the Plan and this Award. In consideration of the Company’s granting his or her spouse the Restricted Stock as set forth in the Plan and this Award, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Award and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Award.

SPOUSE OF PARTICIPANT

(signature)
Print Name:

EXHIBIT A

STOCK POWER

          For value received, I hereby sell, assign and transfer unto                                         ,                                         common shares of The Cronos Group (the “Company”) standing in my name on the books of the Company represented by Certificate(s) Number(s)                     attached hereto, and do hereby irrevocably constitute and appoint Peter J. Younger and Elinor A. Wexler, and each of them, to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Printed Name:

Social Security Number:

Witness Signature: